Exhibit 24.1

GENERAL DYNAMICS CORPORATION

POWER OF ATTORNEY

REGARDING CERTAIN FORM S-8 REGISTRATION STATEMENTS

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitutes and appoints each of JAY L. JOHNSON, GREGORY S. GALLOPOULOS and L. HUGH REDD as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, or other appropriate form, and any and all amendments thereto (including, without limitation, any post-effective amendments thereto), for the purpose of registering under the Securities Act of 1933 shares issuable under the General Dynamics 2012 Equity Compensation Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 2nd day of May, 2012.

/S/ MARY T. BARRA	/S/ PAUL G. KAMINSKI
Mary T. Barra	Paul G. Kaminski

/S/ NICHOLAS D. CHABRAJA	/S/ JOHN M. KEANE
Nicholas D. Chabraja	John M. Keane

/S/ JAMES S. CROWN	/S/ LESTER L. LYLES
James S. Crown	Lester L. Lyles

/S/ WILLIAM P. FRICKS	/S/ PHEBE N. NOVAKOVIC
William P. Fricks	Phebe N. Novakovic

/S/ JAY L. JOHNSON	/S/ WILLIAM A. OSBORN
Jay L. Johnson	William A. Osborn

/S/ JAMES L. JONES	/S/ ROBERT WALMSLEY
James L. Jones	Robert Walmsley